                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                                             July 16, 2003


                  TELEFLEX REPORTS SECOND QUARTER 2003 RESULTS
                      REVENUES INCREASED 6% TO $578 MILLION

Plymouth Meeting, PA -- Teleflex Incorporated (NYSE: TFX) today reported that revenues for the second quarter ended June 29, 2003, were $577.9 million, a 6 percent increase compared to revenues of $546.3 million for the same period last year. Net income in the quarter was $31.8 million, 5 percent lower than the comparable period in 2002, and diluted earnings per share were 80 cents.

         Revenues in the first six months of 2003 increased 7 percent to $1.12 billion compared to $1.05 billion last year. Net income was $61.1 million in the first six months compared with $64.0 million for the same period a year ago. Diluted earnings per share were $1.54 compared with $1.61 per share for the same period in 2002.

          "In the second quarter, Teleflex produced solid revenue growth and strong cash flow," said Jeffrey P. Black, president and chief executive officer. "Our Commercial Segment businesses performed well and the Medical Segment recorded double-digit gains in sales and operating profit. However, Aerospace Segment sales and earnings declined as we continued to address lower volumes and weakness in the commercial aerospace and industrial gas turbine markets."

         Mr. Black added, "We are positioning ourselves for improved performance in the Aerospace Segment. The steps we are taking to adjust to market conditions should provide us with a stronger foundation for long-term growth. Given these trends and current economic conditions, we anticipate that Teleflex's earnings for the full year 2003 will be in the range of $3.05 to $3.20 per share."

         The Commercial Segment reported sales of $318.2 million for the quarter, a 9 percent increase over second quarter 2002. Sales increased across all three Commercial product lines, Automotive, Marine and Industrial. Automotive sales increased as a result of new products, including increased sales of shifters and pedal systems and a positive currency impact. Marine sales overall were up slightly, although unseasonable weather adversely affected sales of marine aftermarket products. Industrial sales increased primarily as a result of acquisitions. Overall operating profit for the Commercial Segment increased compared to the same period last year, generally as a result of higher volumes.

         Medical Segment sales for the quarter increased to $129.7 million, a 14 percent increase compared to second quarter 2002. Health Care Supply sales and profit benefited from increased volume and favorable currency effects. Surgical Devices sales and profit increased primarily due to an acquisition.

         Aerospace Segment sales for the quarter were $130.1 million, an 8 percent decline from the second quarter of 2002. Sales increased in the Repair Services product line but decreased in each of the other three Aerospace businesses, Cargo Systems, Manufactured Components, and Industrial Gas Turbine Services. Operating profit for the Aerospace Segment fell sharply as a result of pricing pressure and significantly lower volume in the Industrial Gas Turbine Services product line. Cargo Systems, Manufactured Components, and Repair Services all generated modest returns.

         As previously announced, Teleflex will comment on second quarter 2003 results on a conference call to be held Thursday, July 17th, at 11:15 a.m. (ET). The call will be archived and available on the company's website, www.teleflex.com.

The figures are as follows:

                  COMPARATIVE SUMMARY OF REVENUES AND EARNINGS
                                   (Unaudited)

                                                                                                                    PERCENT
THREE MONTHS ENDED                                              JUNE 29, 2003              JUNE 30, 2002             CHANGE
Sales
     Commercial Products                                         $318,205,000               $291,648,000              9%
     Medical Products                                             129,679,000                113,473,000             14%
     Aerospace Products                                           130,061,000                141,185,000             (8%)
                                                                  -----------                -----------
                  Total                                          $577,945,000               $546,306,000              6%

Operating Profit
     Commercial Products                                          $32,905,000                $29,684,000             11%
     Medical Products                                              21,576,000                 18,394,000             17%
     Aerospace Products                                             1,940,000                 10,888,000            (82%)
                                                                    ---------                 ----------
                  Total                                           $56,421,000                $58,966,000             (4%)

Less:
     Interest expense                                               6,610,000                  6,239,000              6%
     Corporate expenses                                             4,981,000                  4,613,000              8%
                                                                  -----------                -----------
Income before taxes                                                44,830,000                 48,114,000             (7%)
Taxes on income                                                    12,995,000                 14,578,000            (11%)
                                                                   ----------                 ----------
Net income                                                        $31,835,000                $33,536,000             (5%)
                                                                  ===========                ===========

Earnings per share
     Basic                                                               $.81                       $.85             (5%)
     Diluted                                                             $.80                       $.84             (5%)
Average shares outstanding
     Basic                                                         39,539,000                 39,241,000
     Diluted                                                       39,837,000                 39,968,000

                                                                                                                    PERCENT
SIX MONTHS ENDED                                                JUNE 29, 2003              JUNE 30, 2002             CHANGE
 Sales
     Commercial Products                                         $618,016,000               $557,400,000             11%
     Medical Products                                             247,824,000                220,776,000             12%
     Aerospace Products                                           258,326,000                276,526,000             (7%)
                                                               --------------             --------------
                  Total                                        $1,124,166,000             $1,054,702,000              7%

Operating Profit
     Commercial Products                                          $62,032,000                $55,388,000             12%
     Medical Products                                              40,623,000                 35,761,000             14%
     Aerospace Products                                             3,853,000                 22,317,000            (83%)
                                                               --------------             --------------
                  Total                                          $106,508,000               $113,466,000             (6%)

Less:
     Interest expense                                              13,175,000                 12,275,000              7%
     Corporate expenses                                            10,036,000                  9,183,000              9%
     Non-operating gain                                            (3,068,000)                        --             --
                                                               --------------             --------------
Income before taxes                                                86,365,000                 92,008,000             (6%)
Taxes on income                                                    25,289,000                 28,054,000            (10%)
                                                               --------------             --------------
Net income                                                     $   61,076,000             $   63,954,000             (5%)
                                                               ==============             ==============

Earnings per share
     Basic                                                              $1.55                      $1.63             (5%)
     Diluted                                                            $1.54                      $1.61             (4%)
Average shares outstanding
     Basic                                                         39,493,000                 39,140,000
     Diluted                                                       39,769,000                 39,803,000


                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                JUNE 29, 2003          DECEMBER 29, 2002
ASSETS
Current assets
     Cash and cash equivalents                                    $59,586,000                $44,494,000
     Accounts receivable, net                                     449,829,000                401,888,000
     Inventories                                                  395,523,000                365,535,000
     Prepaid expenses                                              24,571,000                 25,978,000
                                                                   ----------                 ----------
                                                                  929,509,000                837,895,000

Property, plant and equipment, net                                622,625,000                604,241,000
Goodwill                                                          281,805,000                257,999,000
Intangibles and other assets                                       75,223,000                 68,810,000
Investments in affiliates                                          38,418,000                 44,439,000
                                                                   ----------                 ----------
                                                               $1,947,580,000             $1,813,384,000
                                                               ==============             ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Current borrowings                                          $207,032,000               $182,776,000
     Accounts payable and accrued expenses                        293,636,000                276,938,000
     Income taxes payable                                          46,712,000                 38,769,000
                                                                   ----------                 ----------
                                                                  547,380,000                498,483,000

Long-term borrowings                                              226,053,000                240,123,000
Deferred income taxes and other                                   177,000,000                162,497,000
                                                                  -----------                -----------
                                                                  950,433,000                901,103,000

Shareholders' equity                                              997,147,000                912,281,000
                                                                  -----------                -----------
                                                               $1,947,580,000             $1,813,384,000
                                                               ==============             ==============

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

SIX MONTHS ENDED                                                JUNE 29, 2003              JUNE 30, 2002
Cash flows from operating activities                             $102,175,000                $85,218,000

Cash flows from financing activities:
     Reduction in long-term borrowings                            (11,621,000)               (14,910,000)
     Increase in current borrowings
       and demand loans                                             2,461,000                  2,490,000
     Stock compensation plans                                       1,051,000                  8,120,000
     Dividends                                                    (15,007,000)               (13,690,000)
                                                                  ------------               ------------
                                                                  (23,116,000)               (17,990,000)
                                                                  ------------               ------------

Cash flows from investing activities:
     Expenditures for plant assets                                (44,462,000)               (42,687,000)
     Payments for businesses acquired                             (22,916,000)               (27,807,000)
     Proceeds from the sale of businesses
       and other                                                    3,411,000                  2,128,000
                                                                -------------                -----------
                                                                  (63,967,000)               (68,366,000)
                                                                  ------------               ------------

Net increase (decrease) in cash and
     cash equivalents                                              15,092,000                 (1,138,000)
Cash and cash equivalents at the
     beginning of the period                                       44,494,000                 46,900,000
                                                                   ----------                 ----------

Cash and cash equivalents at the
     end of the period                                            $59,586,000                $45,762,000
                                                                  ===========                ===========


TELEFLEX AT A GLANCE:

Teleflex is a diversified industrial company with annual revenues of more than $2 billion. The company designs, manufactures and distributes quality engineered products and services for the aerospace, medical, automotive, marine and industrial markets worldwide. Teleflex employs more than 18,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the company's website on the Internet at WWW.TELEFLEX.COM.

FORWARD-LOOKING INFORMATION:

Statements in this news release, other than historical data, are considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties that could cause actual results to differ from those contemplated in the statements. These factors are discussed in the company's Securities and Exchange Commission filings.

     Contact:  Julie McDowell
               Vice President, Corporate Communications
               610-834-6301


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